UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 30, 2018

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141884	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900 Houston TX	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2018, the Registrant through its wholly owned subsidiary, PROS, Inc. ("PROS") entered into an Office Lease Agreement with Thor Kirby 3 Group, LLC (the "Landlord") for approximately 117,555 square feet of office space (the "Lease") at 3200 Kirby Drive in Houston, Texas 77098 (the "Leased Premises"). The Leased Premises will serve as Registrant's corporate headquarters.

The initial term of the Lease begins on November 30, 2018 and continues through August 31, 2033. PROS has three options to extend the Lease for a combined total of no more than fifteen additional years, subject to certain conditions. PROS also has a one-time option to surrender up to twenty percent of its Leased Premises, subject to certain conditions. PROS is obligated to make monthly rent payments to the Landlord beginning on February 1, 2021, at an average of approximately $315,047 per month, and will receive a credit of $42,351.56 per month against the first twelve months of such monthly rent payments. PROS is also responsible to pay certain additional amounts specified in the Lease, including operating expenses and insurance. Landlord will pay PROS a construction allowance in an amount not to exceed $14,206,600.00, subject to certain conditions.

The foregoing summary of the Lease is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2018, Andres Reiner and Stefan Schulz (collectively, the "Executives") each entered into amended and restated employment agreements (collectively, the "A&R Employment Agreements") with the Registrant and PROS. Each A&R Employment Agreement amends and restates the applicable Executive's prior employment agreement with the Registrant and PROS. The material revised terms in the A&R Employment Agreements include:

•
If Mr. Schulz's employment is terminated by PROS without cause or by Mr. Schulz for good reason, he will be entitled to accelerated vesting of (i) all equity awards with respect to all shares that would have vested prior to the first anniversary of his termination date, and (ii) all market stock units scheduled to vest prior to the first anniversary of his termination date, and the applicable performance period will be deemed to have ended on his termination date; and

•
In the event of an Executive’s death or disability, his employment will automatically terminate and he will be entitled to accelerated vesting of (i) all equity awards with respect to all shares that would have vested after the termination date, and (ii) all market stock units at 100% of the target number.

The foregoing summaries are qualified in their entirety by reference to the full text of the A&R Employment Agreements, copies of which are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Office Lease Agreement, dated November 30, 2018, between Thor Kirby 3 Group, LLC and PROS, Inc.
10.2	Second Amended and Restated Employment Agreement, dated December 3, 2018, by and between PROS, Inc., PROS Holdings, Inc. and Andres Reiner.
10.3	Amended and Restated Employment Agreement, dated December 3, 2018, by and between PROS, Inc., PROS Holdings, Inc. and Stefan Schulz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

Date: December 3, 2018
/s/ Damian Olthoff
Damian Olthoff
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Office Lease Agreement, dated November 30, 2018, between Thor Kirby 3 Group, LLC and PROS, Inc.
10.2	Second Amended and Restated Employment Agreement, dated December 3, 2018, by and between PROS, Inc., PROS Holdings, Inc. and Andres Reiner.
10.3	Amended and Restated Employment Agreement, dated December 3, 2018, by and between PROS, Inc., PROS Holdings, Inc. and Stefan Schulz.